Multiband Announces 2010 Second Quarter Results

Record second quarter EBITDA of $7.3 million, up 249% year-over-year from a $4.9 million loss in 2Q09
Gross margin expands to 32.5% in 2Q10 from 15.6% for the same period last year
Record income from operations increases to $5.4 million in the second quarter from $7.7 million loss in year-ago period
Company posts $0.24 per share net income
Company negotiates $10 million financing opportunity with institutional investor
Company raises EBITDA guidance to $15-$17 million

August 12, 2010 MINNEAPOLIS --(Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today announced financial results for the second quarter and six months ended June 30, 2010.

Financial Highlights
•	Second quarter revenues were up 7.8% sequentially to $64.9 million from $60.2 million in first quarter 2010 but down 3.7% compared to $67.4 million for the quarter ended June 30, 2009.
•	Second quarter 2010 gross margins were 32.5% compared to 15.6% for the year-ago period.
•	Operating income increased to $5.4 million compared to an operating loss of $7.7 million in the year-ago period, a $13.1 million swing to the positive.
•
Net income for the quarter attributable to common stockholders was $2.0 million, or $0.21 income per  basic share compared to a net loss of $7.2 million, or $0.75 loss per basic share in the year-ago period, a $9.2 million positive swing.

•
EBITDA, a non-GAAP measure, substantially exceeded guidance and was a record $7.3 million for the second quarter of 2010, up $12.2 million from $4.9 million loss for the same period in 2009 and up from $3.1 million sequentially in the first quarter of 2010.

•	Negotiated a $10 million funding opportunity with Lincoln Park Capital Fund, LLC to be utilized at the Company’s discretion for working capital or other general corporate purposes.

Second Quarter 2010 Financials
Revenues for the three month period ended June 30, 2010 increased 7.8% sequentially to $64.9 million from $60.2 million in first quarter 2010 but decreased 3.7% compared to $67.4 million for the quarter ended June 30, 2009. The year-over-year decrease in revenues is primarily due to fewer new DirecTV subscriber installations and reduced DTV subsidies and more stringent DTV credit standards, partially offset by an increase in earned incentive revenue.

Second quarter 2010 gross margins improved to 32.5% compared to 15.6% for the year-ago period. Improved margins were driven by efficiencies at the Company’s HSP segment including improved installation procedures, inventory controls, fleet management, and reduced turnover. In addition, in the first half of 2009, the Company incurred significant upfront costs due to the substantial increase in the number of technicians employed by the Company.

Selling, general and administrative expenses decreased approximately 12.9% to $13.5 million (20.8% of revenues) from $15.5 million (23.0% of revenues) in the same period last year. The decrease in selling, general and administrative expenses as a percentage of revenue is primarily due to decreased insurance and telephone expense.  The Company expects expenses to stay consistent with second quarter levels for the remainder of the year.

Operating income was $5.4 million for the quarter ended June 30, 2010 compared to an operating loss of $7.7 million in the same period last year, a $13.1 million positive swing.

EBITDA, a non-GAAP measure, was a record $7.3 million for the second quarter of 2010, a substantial improvement from a $4.9 million loss in the second quarter of 2009; and also up substantially from $3.1 million in the first quarter of 2010.

In the second quarter of 2010, the Company generated net income of $2.4 million, or $0.24 income per basic and diluted share compared to a net loss of $8.6 million or $0.89 loss per basic and diluted share in the second quarter of 2009, a $11 million positive swing.  GAAP net income per common share was $0.21 basic and $0.20 diluted in the second quarter of 2010 compared to a GAAP net loss of $0.75 per common share for basic and diluted in the second quarter of 2009, a 128% and 127% improvement, respectively.

James L. Mandel, CEO of Multiband, commented, “We spent 2009 repositioning the Company and focusing our processes to significantly improve our financial results and the resulting returns to our shareholders.  The second quarter results demonstrate the effectiveness of those efforts.  Moving forward, we have created a platform that will enable the company to leverage our installation services to include other opportunities outside of the DIRECTV single family home provisioning and we have already seen progress on this front.  Through the second three months of 2010, we have continued to expand our installation services to include enhanced call and support center services, security, and wireless high speed internet.  We have the capacity with our existing infrastructure to significantly expand these installation services and we will update the investment community as we continue to obtain additional customers in the consumer and commercial sectors.”

Mr. Mandel continued, “Our new $10 million purchase agreement with Lincoln Park Capital Fund, LLC provides us with additional flexibility to maintain and expand current operations.

YTD 2010 Financial Results
Revenues for the six-month period ended June 30, 2010 decreased 3.5% to $125.1 million from $129.6 million for the six months ended June 30, 2009.  Gross margins for the six month period improved to 29.9% compared to 19.6% for the year-ago period.

Operating income was $5.8 million for the six months ended June 30, 2010 compared to an operating loss of $9.9 million in the same period last year.  The Company generated net income attributable to common stockholders of $699K, or $0.07 earnings per basic and diluted share compared to a net loss of $9.8 million or $1.02 loss per basic and diluted share in the same period of 2009.  EBITDA, a non-GAAP measure, was a record $10.4 million for the first six months of 2010, a 381% improvement from $3.7 million loss in the same period in 2009.

The Company generated approximately $10.5 million in operating cash flow in the period ended June 30, 2010 compared to cash used in operating activities of $1.3 million in the same period last year, and had $5.3 million in cash and cash equivalents as of June 30, 2010 compared to $2.2 million at December 31, 2009.

Mr. Mandel concluded, “As previously announced, we have increased revenue projections to the $250 million to $255 million range, up from our original 2010 top-line guidance of $250 million and have also again revised our EBITDA projections from $14 million to $16 million to a new range of $15 million to $17 million.”

Annual Meeting Information

Multiband will be hosting their annual meeting on August 18th at their corporate headquarters located in New Hope, Minnesota.  Proxies have been mailed out and anyone who has not received their proxy, please contact Ms. Suzanne Hemping at 763-504-3001.

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Thursday, August 12, 2010. Anyone interested in participating should call 1-888-549-7742 if calling within the United States or 1-480-629-9859 if calling internationally.  There will be a playback available until August 19, 2010.  To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally.  Please use pin number 4345843 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=00007961

About Multiband Corporation

Multiband Corporation (Nasdaq: MBND) is the largest nationwide DIRECTV master system operator in the Multiple Dwelling Unit (MDU) market and one of the largest full-service home service providers (HSPs), handling around 20% of all DIRECTV's installations, maintenance and upgrades for residents of single-family homes. Multiband is a full-service operator for a number of other providers within the footprint as well, offering solutions for watch, talk, surf and security, and is equipped with a retail store and an online store to strive to be a customer's "one source solution" for all electronic needs. Additionally, Multiband is a leading provider of software and integrated billing services to MDUs on a single bill, including video, voice, data and other value-added local services, both directly and through strategic arrangements. Multiband is headquartered in Minneapolis, Minn., and has offices strategically placed around the continental United States.

Statements about our future expectations are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words "may," "will," "should," "anticipate," "believe," "appear," "intend," "plan," "expect," "estimate," "approximate," and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties inherent in our business, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com

- tables follow -

EBITDA Computation (2Q10 and 2Q09) (in thousands)

		2Q10	2Q09
(i)	Net Income (Loss)	$2,395	($8,601)
(ii)	Non Operating
	Gains/Losses	(322)	(30)
(iii)	Adjusted Net Income (Loss)	2,073	(8,631)
	(Sum of (i)minus (ii))
(iv)	Interest Expense	1,066	890
(v)	Depreciation & Amortization	2,146	2,703
(vi)	Taxes	1,983	102
(vii)	EBITDA	$7,268	($4,936)
	(sum of (iii) +( iv) + (v) + (vi))

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company's investor relations web site (www.multibandusa.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the company's quarterly financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide.  Since an outside investor may base its evaluation of the Company's performance based on the Company's net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP).  The most directly comparable GAAP reference in the Company's case is the removal of interest, depreciation, amortization, taxes and other non-cash expense.

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUES	$64,888	$67,396	$125,136	$129,554

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	43,814	56,894	87,767	104,210
Selling, general and administrative	13,500	15,509	27,017	29,249
Depreciation and amortization	2,146	2,703	4,582	5,988

Total costs and expenses	59,460	75,106	119,366	139,447

INCOME (LOSS) FROM OPERATIONS	5,428	(7,710)	5,770	(9,893)

OTHER EXPENSE
Interest expense	(1,066)	(890)	(2,189)	(1,745)
Interest income	1	3	6	10
Other income	15	98	27	348

Total other expense	(1,050)	(789)	(2,156)	(1,387)

NET INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST IN SUBSIDIARIES	4,378	(8,499)	3,614	(11,280)

PROVISION FOR INCOME TAXES	1,983	102	2,183	202

NET INCOME (LOSS)	2,395	(8,601)	1,431	(11,482)

LESS: NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST IN SUBSIDIARIES	-	(1,482)	-	(1,778)

NET INCOME (LOSS) ATTRIBUTABLE TO MULTIBAND CORPORATION AND SUBSIDIARIES	2,395	(7,119)	1,431	(9,704)
Preferred stock dividends	351	71	732	144
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,044	$(7,190)	$699	$(9,848)

INCOME (LOSS) PER COMMON SHARE – BASIC:
INCOME (LOSS) ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$0.21	$(0.75)	$0.07	$(1.02)
INCOME (LOSS) PER COMMON SHARE – DILUTED:
INCOME (LOSS) ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$0.20	$(0.75)	$0.07	$(1.02)
Weighted average common shares outstanding – basic	9,912	9,651	9,851	9,650
Weighted average common shares outstanding - diluted	9,986	9,651	9,965	9,650

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2010 (unaudited)	June 30, 2009 (unaudited)	June 30, 2010 (unaudited)	June 30, 2009 (unaudited)

NET INCOME (LOSS)	$2,395	$(8,601)	$1,431	$(11,482)

OTHER COMPREHENSIVE LOSS, NET OF TAX:
Unrealized losses on securities:
Unrealized holding losses arising during period	(5)	(38)	(6)	(8)
COMPREHENSIVE INCOME (LOSS) BEFORE NONCONTROLLING INTEREST IN SUBSIDIARIES	2,390	(8,639)	1,425	(11,490)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NONCONTROLLING INTEREST IN SUBSIDIARIES	-	(1,482)	-	(1,778)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO MULTIBAND CORPORATION AND SUBSIDIARIES	$2,390	$(7,157)	$1,425	$(9,712)

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
(in thousands)

	June 30, 2010 (unaudited)	December 31, 2009 (audited)
CURRENT ASSETS
Cash and cash equivalents	$5,279	$2,240
Securities available for sale	1	7
Accounts receivable, net	15,727	14,336
Other receivable – related party	518	518
Inventories	8,353	8,561
Prepaid expenses and other	6,752	549
Current portion of notes receivable	6	6
Total Current Assets	36,636	26,217
PROPERTY AND EQUIPMENT, NET	8,231	8,546
OTHER ASSETS
Goodwill	38,067	38,067
Intangible assets, net	19,692	22,677
Other receivable – related party – long term	987	1,011
Notes receivable – long-term, net of current portion	24	25
Other assets	2,677	2,988
Total Other Assets	61,447	64,768

TOTAL ASSETS	$106,314	$99,531

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except share and liquidation preference amounts)

	June 30, 2010 (unaudited)	December 31, 2009 (audited)
CURRENT LIABILITIES
Line of credit	$49	$49
Short term debt	4,111	66
Related parties debt – short term	715	1,345
Current portion of long-term debt	-	228
Current portion of capital lease obligations	395	489
Accounts payable	27,474	28,008
Accrued liabilities	27,152	22,026
Deferred service obligations and revenue	2,131	2,602
Total Current Liabilities	62,027	54,813
LONG-TERM LIABILITIES
Accrued liabilities – long term	2,577	4,415
Long-term debt, net of current portion and original issue discount	4,899	4,853
Related parties debt - long-term, net of current portion and original issue discount	29,678	29,856
Capital lease obligations, net of current portion	409	491
Total Liabilities	99,590	94,428
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (14,171 shares issued and outstanding, $148,796 liquidation preference)	213	213
10% Class B (770 and 1,370 shares issued and outstanding, $8,085 and $14,385 liquidation preference)	8	14
10% Class C (112,280 and 112,880 shares issued and outstanding, $1,122,800 and $1,128,800 liquidation preference)	1,457	1,465
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (11,595 shares issued and outstanding, $115,950 liquidation preference)	48	48
6% Class H (1.25 shares issued and outstanding, $125,000 liquidation preference)	-	-
8% Class J (100 shares issued and outstanding, $10,000,000 liquidation preference)	10,000	10,000
15% Class E cumulative preferred stock, no par value, (220,000 shares issued and outstanding, $2,200,000 liquidation preference)	2,200	2,200
Common stock, no par value (9,944,638 and 9,722,924 shares issued and outstanding)	38,547	38,054
Stock subscriptions receivable	(1)	(26)
Stock-based compensation and warrants	46,996	46,572
Accumulated other comprehensive income – unrealized gain on securities available for sale	1	7
Accumulated deficit	(94,245)	(94,944)
Total Stockholders' Equity	6,724	5,103

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$106,314	$99,531